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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): May 21, 2002

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)


       Pennsylvania                       1-11152               23-1882087
(State or other jurisdiction          (Commission File         (IRS Employer
     of incorporation)                     Number)           Identification No.)


781 Third Avenue, King of Prussia, PA                               19406
(Address of Principal Executive Offices)                         (Zip Code)


     Registrant's telephone number, including area code: 610-878-7800


Item 5.  Other Events.

        The presiding Federal District Court Judge in the patent infringement lawsuit involving the Company, its wholly-owned subsidiary, InterDigital Technology Corporation and Ericsson Radio Systems Inc. has ruled upon Certain pre-trial motions.

        As previously reported in the Company's filings with the Securities and Exchange Commission, each party has filed pre-trial motions with the Court under seal seeking to limit issues at trial and to dismiss the other party's case in whole or in part. The Judge has ruled on portions of the pre-trial motions of both parties, removing certain patent claims from further consideration with regard to the infringement issues in the District Court case, the effect of which is to narrow the issues remaining for trial. The Company believes these rulings, which remain under Court seal, do not materially affect the relief sought by InterDigital Technology Corporation. Court ordered mediation continues and no trial date has been set.

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         This Report contains a forward-looking statement reflecting
         InterDigital's current belief that the Court's rulings do not materially affect the relief sought by InterDigital Technology Corporation. Such a statement is subject to a variety of risks and uncertainties including, but not limited to, the potential that a reduction in the number of asserted patent claims could adversely impact a jury's view of appropriate relief, any future rulings on remaining pre-trial motions which are adverse to InterDigital, and other uncertainties associated with any litigation.





     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INTERDIGITAL COMMUNICATIONS CORPORATION



                                      By: /s/ Howard E. Goldberg
                                          ----------------------
                                          Howard E. Goldberg
                                          Chief Executive Officer



Dated:  June 4, 2002